EMPLOYMENT SECURITY AGREEMENT

Dear Mr. Richardson:

		The Board of Directors of Eagle BancGroup, Inc. (the "Company"
which reference, for purposes hereof, shall include subsidiaries of the
Company) has determined that it is advisable and in the best interests of the
Company and its stockholders to provide reasonable assurance to certain key employees of the Company with respect to appropriate severance arrangements in the event of a change of control of the Company.  By this Agreement, the
Company is seeking to gain the benefit of your future services and avoid undue concern about changes of control of the Company.
		The following is offered as an inducement to you to remain in the employ of the Company and to dedicate your efforts to its best interests:
	SECTION 1.  Subject to Section 3(c) below, payments and benefits herein provided to be paid to you by the Company will be made without regard to and in addition to any other payments or benefits required to be paid to you at any time hereafter under the terms of any other agreement (if any) between you and the Company and under any other policy of the Company relating to compensation, severance pay or retirement or other benefits; in other words, the payments and benefits provided herein shall be in addition to and not in lieu of salary, consulting payments, bonus payments, incentive compensation, retirement benefits or any other payments or benefits.  No payments or benefits provided to you hereunder shall be reduced by any amount you may earn or receive from employment with the Company, with another employer, or from any other source.
	SECTION 2.  You agree that without the consent of the Company you will not terminate your employment without giving at least two weeks' prior notice to the Company, which may become effective earlier than two weeks at the discretion of the Board of Directors of the Company.
	SECTION 3.  If at any time after the date hereof a Change of Control (as hereinafter defined) occurs and within one year thereafter (i) the Company involuntarily terminates your employment for any reason other than for good cause (as hereinafter defined), disability, death or retirement pursuant to any retirement plan or policy of the Company of general application to key employees, or (ii) you terminate your employment for good reason (as hereinafter defined), then:
		(a)	The Company will pay to you in an immediate lump-sum cash
payment an amount equal to the product of 1.0 times your "Base Amount"
as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986,
as amended.  Any payments made to you pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12
U.S.C.  1828(k) and any regulations promulgated thereunder.
		(b)	Medical, life and long-term disability insurance coverage
provided to you and your family by the Company, if any, shall be continued by the Company at no cost to you as if you continued to be an employee until the first to occur of the following events: (i) you waive coverage by giving written notice of waiver to the Company; (ii) 12 months elapse from the effective date of your termination; or (iii) you become a participant in group insurance benefit programs of a new employer which does not contain any exclusion or limitation for you or your dependents with respect to any preexisting condition.  If coverage is not permitted under applicable policy terms, the Company will provide equivalent benefits (i.e., by reimbursing you for the full cost of COBRA premiums).  Upon termination of this benefit in accordance with the terms hereof, you shall be entitled to exercise the policy options normally available to employees upon termination of their employment.
		(c)	(i)	Anything in this Agreement to the contrary
                             -Page 62-
notwithstanding, it is the intention of the Company and you that no portion of any payment under this Agreement, or payments to you or for your benefit under any other agreement or plan, be deemed to be an "Excess Parachute Payment" as defined in Section 280G of the Code, or its successors.  It is agreed that the present value of and payments to you or for your benefit in the nature of
compensation, receipt of which is contingent on occurrence of a
Change of Control, and to which Section 280G of the Code applies
(in the aggregate "Total Payments") shall not exceed an amount equal to one dollar less than the maximum amount that the Company may pay without loss of deduction under Section 280G(a) of the
Code.  Present value for purposes of this Agreement shall be calculated in accordance with Section 280G(d)(4) of the Code.
Within sixty (60) days following the earlier of (i) the giving of the notice of termination of employment or (ii) the giving of notice by the Company to you of its belief that there is a payment or benefit due you which will result in an excess parachute
payment as defined in Section 280G of the Code, you and the
Company, at the Company's expense, shall obtain the opinion of the
Company's public accounting firm (the "Accounting Firm"), which opinion need not be unqualified, which sets forth: (i) the amount of your Base Period Income (as defined in Code Section 280G), (ii)
the present value of Total Payments and (iii) the amount and present value of any excess parachute payments.  In the event that such opinion determines that there would be an excess parachute payment, the payment hereunder shall be modified, reduced or eliminated as specified by you in writing delivered to the Company within thirty (30) days of your receipt of such opinion or, if you fail to so notify the Company, then as the Company shall
reasonably determine, so that under the bases of calculation set forth in such opinion there will be no excess parachute payment.
In the event that the provisions of Sections 280G and 4999 of the
Code are repealed without succession, this Section shall be of no further force or effect.
			(ii)	In the event that the Accounting Firm is serving as
accountant or auditor for the individual, entity or group
effecting the Change of Control, you shall appoint another
nationally recognized public accounting firm to make the
determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm under this Section
3(c)(i)).  All fees and expenses of the Accounting Firm shall be borne solely by the Company.  Any determination by the Accounting
Firm shall be binding upon the Company and you.
		(d)	It is understood that as a part or as a result of a Change
of Control, business operations of the Company may be transferred to parties that are not affiliates of the Company that may continue your employment as a successor employer and, in such event, your employment shall not be deemed to have been terminated by the Company and, instead,
"employment by the Company" as used in this Section 3 shall be deemed to include employment by successor employers.  The obligation of the
Company hereunder to provide payments or benefits to you as set forth herein shall continue in effect and apply to any subsequent termination of your employment by a successor employer.
	SECTION 4.  For purposes of this Agreement, "Change of Control" shall be deemed to have taken place if, subsequent to the date hereof,
			(i)	Any person becomes the beneficial owner, directly or
indirectly, of 25% or more of the outstanding shares of any class of voting stock issued by the Company; or any person (other than the Company) becomes the beneficial owner, directly or indirectly,
                                -Page 63-
of 25% or more of the outstanding shares of any class of voting stock issued by First Federal Savings and Loan Association of
Bloomington, the Company's wholly-owned subsidiary (the
"Association");
			(ii)	Any person becomes the beneficial owner, directly or
indirectly, of 10% or more, but less than 25%, of the outstanding shares of any class of voting stock issued by the Company, if such beneficial ownership constitutes or will constitute control of the
Company for regulatory purposes; or any person (other than the
Company) becomes the beneficial owner, directly or indirectly, of
10% or more, but less than 25%, of the outstanding shares of any class of voting stock issued by the Association, if such
beneficial ownership constitutes or will constitute control of the
Association for regulatory purposes;
			(iii)	Any person (other than the persons named as proxies
solicited on behalf of the Board of Directors of the Company)
holds revocable or irrevocable proxies as to the election or removal of a majority or more of the directors of the Company, or for 25% or more of the total number of voting shares of the
Company;
			(iv)	The Office of Thrift Supervision ("OTS") or other
appropriate regulatory authority has given the required approval or non-objection to the acquisition of control of the Company by any person; or the OTS or other appropriate regulatory authority has given the required approval of non-objection to the
acquisition of control of the Association by any person (other than the Company);
			(v)	During any period of 24 consecutive months,
individuals who at the beginning of such period constitute the
Association's and the Company's Board of Directors cease for any reason to constitute at least a majority of the Board of the
Association or the Company, as the case may be, unless the
election of each director who was not a director at the beginning of such period has been approved in advance by directors of the
Association or the Holding Company, as the case may be,
representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or
			(vi)	Any person acquires substantially all of the assets
and assumes substantially all of the liabilities of the Company or
First Federal.
		A person shall be deemed a beneficial owner as that term is used in Section 13(d)(3) under the Securities Exchange Act of 1934, as amended (as in effect on the date hereof).  No "Change of Control" shall be deemed to have taken place solely by reason of the Company owning stock in wholly-owned subsidiaries.
	SECTION 5.  For purposes of this Agreement, "good cause" shall mean your personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform your stated
duties, willful violation of any law, rule or regulation (other than a law, rule or regulation relating to a traffic violation or similar offense), final cease-and-desist order, or material breach of any provision of this Agreement.
		For purposes of this Agreement, "good reason" shall exist if, without your express written consent, (i) you are assigned new duties involving a material amount of your time that are not of an executive or supervisory nature or do not involve the level of responsibility generally comparable to your responsibilities and duties prior to the Change of Control;
(ii) your duties and responsibilities are substantially reduced from your present position, excluding reductions that are a normal consequence of the
                                     -Page 64-
Company ceasing to be widely or publicly owned; (iii) there occurs any material reduction in your aggregate compensation, incentive and benefit package in effect at the time of the Change of Control, excluding (in the case of an incentive or benefit package whose benefits are proportionate to your performance or the performance of the Association or the Company) reductions in benefits resulting from your diminished performance, or the diminished performance of the Association or the Company; or (iv) you are an officer of the Association or the Company at the time of the Change of Control and thereafter the Company shall require you to perform services outside of a forty-mile radius of the Association's offices at which you are currently based except for travel on the Association's or the Company's business that the Association or the Company reasonably requires.
	SECTION 6.  Any payment not made when due in accordance with this
Agreement shall thereafter bear interest at the prime rate from time to time as reported in The Wall Street Journal.
	SECTION 7.  This Agreement may not be assigned by the Company except in connection with a merger involving the Company or a sale of substantially all of its assets, and the obligations of the Company provided for in this
Agreement shall be the binding legal obligations of any successor to the
Company by purchase, merger, consolidation, or otherwise.  This Agreement may not be assigned by you during your life, and upon your death will be binding upon and inure to the benefit of your heirs, legatees and the legal representatives of your estate.
	SECTION 8.  No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by you, approved by the Board of Directors and signed by an appropriate officer of the Company empowered to sign the same by the Board of
Directors of the Company.  No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this
Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior to or subsequent time.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of
Illinois.  The invalidity or unenforceability of any provision of this
Agreement shall not effect the validity or enforceability of any other provision of this Agreement.
	SECTION 9.  This Agreement does not constitute a contract for the continued employment of you by the Company.  Subject only to those rights of yours that are specified herein following a Change of Control, the Company reserves all of its rights to modify your compensation and other terms of your employment and to terminate your employment to the same extent as before the execution of this Agreement.
	SECTION 10. The Company shall pay your out-of-pocket expenses, including attorney's fees, in connection with any judicial proceeding to enforce this
Agreement or to construe or determine the validity of this Agreement or otherwise in connection herewith unless the Company prevails in such litigation.
	SECTION 11.  The initial term of this Agreement shall be for a 36 month period commencing June 29, 1996 and ending June 28, 1999.  The said 36-month term may be extended for an additional 12 full calendar months by action of the Board of Directors sixty (60) days prior to June 28, 1997, and on sixty
(60) days prior to each succeeding June 28 thereafter, respectively.
                                  -Page 65-
							Very truly yours,

							By: /s/ Donald L. Fernandes
							Title: President

Accepted and agreed to this 8th
day of July, 1996.

/s/ Gary L. Richardson
                                      -Page 66-